99¢ ONLY STORES® UPDATES GUIDANCE ON SEC FILINGS AND STATUS OF NEW DIRECTORS

CITY OF COMMERCE, CA - August 24, 2006 - 99¢ Only Stores® (NYSE:NDN) (the “Company”) reports that it is continuing procedures necessary for filing its fiscal 2006 Form 10-K and Form 10-Q for the quarter ended June 30, 2006 and will provide an update to investors as to its expected filing date as soon as practicable.

The Company also reports that Jennifer Holden Dunbar, Peter Woo and Howard Gold plan to join the Company’s Board of Directors following the filing of the fiscal 2006 10-K.

99¢ Only Stores®, the nation's oldest existing one-price retailer, operates 239 retail stores in California, Texas, Arizona and Nevada, and also operates a wholesale division called Bargain Wholesale. 99¢ Only Stores® emphasizes name-brand consumables, priced at an excellent value, in attractively merchandised stores, where nothing is ever over 99¢.

We have included statements in this release that constitute "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act and Section 27A of the Securities Act. The words “expect” and "anticipate" and similar expressions and variations thereof are intended to identify forward-looking statements. Such statements appear in this release and include statements regarding the intent, belief or current expectations of the Company, its directors or officers with respect to the matters discussed in this release. The shareholders of the Company and other readers are cautioned not to put undue reliance on such forward-looking statements. Such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those projected in this release for the reasons, among others, discussed in the reports and other documents the Company files from time to time with the Securities and Exchange Commission, including in the sections “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

Note to Editors: 99¢ Cents Only Stores® news releases and information available on the World Wide Web at http://www.99only.com. Contact Rob Kautz, EVP & CFO, 323-881-1293.